Filed pursuant to Rule 424(b)(2)
Registration No. 333-220398
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Depositary Shares Each Representing a 1/400th Interest in a Share of Perpetual Non-Cumulative Preferred Stock, Series A	$172,500,000	$22,390.50

(1)
Includes 900,000 Depositary Shares that may be purchased by the underwriters upon the exercise of their option to purchase additional Depositary Shares.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 2, 2020)
6,000,000 Depositary Shares
Atlantic Union Bankshares Corporation
Each Representing a 1/400th Interest in a Share of
6.875% Perpetual Non-Cumulative Preferred Stock, Series A

We are offering 6,000,000 depositary shares, each representing a 1/400th ownership interest in a share of our 6.875% Perpetual Non-Cumulative Preferred Stock, Series A, par value $10.00 per share (“Series A preferred stock”), with a liquidation preference of $10,000 per share of Series A preferred stock (equivalent to $25 per depositary share). As a holder of depositary shares, you will be entitled to all rights and preferences of the Series A preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to your investment in the underlying shares of Series A preferred stock. Holders of our depositary shares must exercise these rights through the depositary.
We will pay dividends on the Series A preferred stock, when, as, and if declared by our board of directors. Dividends will accrue and be payable from the original date of issuance at a rate of 6.875% per annum, payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2020. Upon payment of any dividends on the Series A preferred stock, holders of depositary shares will receive a proportionate payment.
Dividends on the Series A preferred stock will not be cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock for any dividend period, such dividend will not accrue or be payable, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series A preferred stock are declared for any subsequent dividend period. Dividends on the Series A preferred stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
We may redeem the Series A preferred stock at our option, subject to regulatory approval, (1) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025 at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date, or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date. If we redeem the Series A preferred stock, the depositary will redeem a proportionate number of depositary shares.
The Series A preferred stock will rank (i) senior to our common stock and (ii) at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A preferred stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company.
We have granted the underwriters an option to purchase up to an additional 900,000 depositary shares if notice is given within 30 days after the date of this prospectus supplement at the price to public, less underwriting discounts and commissions, solely to cover over-allotments, if any.
Currently no market exists for the depositary shares. We have filed an application to list the depositary shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “AUBAP”. If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares.
None of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any state or other securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Series A preferred stock is a savings account, deposit or other obligation of any bank or non-bank subsidiary of ours and these securities are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Investing in our depositary shares involves risks. Potential purchasers of our depositary shares should consider the information set forth in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, on page 6 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

	Per Depositary Share	Total(1)
Price to public	$25.0000	$150,000,000
Underwriting discount	$0.7875	$4,725,000
Proceeds to us, before expenses	$24.2125	$145,275,000

(1)
Assumes no exercise of the underwriters’ over-allotment option described above.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear System and Clearstream Banking, S.A. on or about June 9, 2020, which is the fifth business day following the date of the pricing of the depositary shares. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required by virtue of the fact that the depositary shares initially will settle in five business days to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers
Morgan Stanley	BofA Securities	Keefe, Bruyette & Woods A Stifel Company
Raymond James	RBC Capital Markets	UBS Investment Bank	Piper Sandler

The date of this prospectus supplement is June 2, 2020.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of the depositary shares and Series A preferred stock, the terms of the offering of the depositary shares and certain other matters relating to us and our financial condition. The prospectus supplement adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated June 2, 2020, which provides more general information about the securities that we may offer from time to time, some of which information may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” before investing in our depositary shares.
Unless otherwise indicated or unless the context requires otherwise, (i) all references in this prospectus supplement and the accompanying prospectus to “Atlantic Union,” the “Company,” “we,” “our,” “ours,” and “us” or similar references mean Atlantic Union Bankshares Corporation and (ii) references to “Atlantic Union Bank” or the “Bank” mean Atlantic Union Bank, which is our wholly-owned bank subsidiary.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information set forth in this prospectus supplement or accompanying prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the underwriters, nor any of their respective affiliates take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
The underwriters are not offering to sell nor seeking offers to buy the depositary shares in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our depositary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” These documents are available without charge on the SEC’s website at http://www.sec.gov. Our internet address is https://www.atlanticunionbank.com. We have included the web addresses of the SEC and Atlantic Union as inactive textual references only. Except for SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, the information located on, or accessible from, these websites are not, and shall not be deemed to be, a part of this prospectus supplement or accompanying prospectus, or incorporated into any other filings that we make with the SEC.
We also have filed a registration statement (File No. 333-220398) with the SEC relating to the Series A preferred stock and the depositary shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered the depositary shares. The registration statement may contain additional information that may be important to you.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.
We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 (including portions of our definitive proxy statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed with the SEC on March 20, 2020, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020; and

•
our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 23, 2020, March 20, 2020, April 7, 2020, May 6, 2020 and May 7, 2020 (in each case, except to the extent furnished but not filed).

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement), at no cost, by writing to us at the following address: Robert M. Gorman, Executive Vice President and Chief Financial Officer, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219 or by calling us at (804) 633-5031.

S-iii

IMPORTANT CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
Certain statements made or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning. To the extent that any of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in or contemplated by these forward-looking statements due to certain risks, uncertainties and assumptions, many of which are beyond our ability to control or predict. Certain factors that may affect our future results include, but are not limited to:
•
changes in interest rates;

•
general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth, including as a result of the novel strain of coronavirus first identified in December 2019 in Wuhan, China (“COVID-19”);

•
the quality or composition of the loan or investment portfolios and changes therein;

•
demand for loan products and financial services in our market area;

•
our ability to manage its growth or implement its growth strategy;

•
the introduction of new lines of business or new products and services;

•
our ability to recruit and retain key employees;

•
the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets;

•
real estate values in Atlantic Union Bank’s lending area;

•
an insufficient allowance for credit losses;

•
changes in accounting principles relating to current expected credit losses;

•
our liquidity and capital positions;

•
concentrations of loans secured by real estate, particularly commercial real estate;

•
the effectiveness of our credit processes and management of our credit risk;

•
our ability to compete in the market for financial services;

•
technological risks and developments, and cyber threats, attacks, or events;

•
the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the COVID-19 pandemic), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation,

S-iv

adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
•
performance by our counterparties or vendors;

•
deposit flows;

•
the availability of financing and the terms thereof;

•
the level of prepayments on loans and mortgage-backed securities;

•
legislative or regulatory changes and requirements, including the impact of the CARES Act and other legislative and regulatory reactions to COVID-19;

•
potential claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to COVID-19, including, among other things, the Coronavirus Aid, Relief, and Economic Security Act;

•
legislative or regulatory changes and requirements;

•
the effects of changes in federal, state or local tax laws and regulations;

•
monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Federal Reserve;

•
changes to applicable accounting principles and guidelines;

•
other factors, many of which are beyond our control; and

•
the risks outlined in “Risk Factors” of this prospectus supplement and in “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or any free-writing prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

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SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and may not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the information contained under the caption entitled “Risk Factors” of this prospectus supplement and “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, to determine whether an investment in our depositary shares is appropriate for you.
Company Overview
Atlantic Union Bankshares Corporation is a financial holding company and bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act of 1956. Headquartered in Richmond, Virginia, we are committed to the delivery of financial services through our subsidiary Atlantic Union Bank and non-bank financial services affiliates. Atlantic Union Bank has 149 branches and approximately 170 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour, & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.
COVID-19 Updates
As of April 24, 2020, we have granted some form of COVID-19 hardship relief to approximately $1.9 billion of our loans (approximately 4,000 loans in total or 15% of our total loans). Most of the hardship relief consists of deferral of principal or interest payment deferrals that range from 60 to 180 days. We consider retail trade, restaurant, senior living, hotels and health care to be COVID-19-sensitive loan segments; as of April 24, 2020, our total loan balances for these segments were $2.2 billion (approximately 17% of our total loans), of which approximately $915 million have been modified in connection with our COVID-19 hardship relief efforts. We have no material exposure to the energy, cruise or aviation sectors. As of May 3, 2020, we have received approval from the Small Business Administration (SBA) of $1.75 billion in Paycheck Protection Program (PPP) loans (10,304 PPP loans in total) to businesses across a wide range of industries.
Our Corporate Information
Our common stock trades on Nasdaq under the symbol “AUB.” We maintain a website at http://atlanticunionbank.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus. Our address and telephone number are 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219 and (804) 633-5031. For more information about us, see “Where You Can Find More Information.”

THE OFFERING
The following summary contains basic information about our Series A preferred stock and depositary shares and this offering and is not complete. It does not contain all the information that is important to you and that you should consider before making a decision to invest in our depositary shares. To the extent the following summary information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Issuer
Atlantic Union Bankshares Corporation (the “Company”).
Securities Offered
6,000,000 depositary shares (6,900,000 depositary shares if the underwriters exercise their over-allotment option in full), each representing a 1/400th ownership interest in a share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A, $10.00 par value (“Series A preferred stock”), with a liquidation preference of $10,000 per share of Series A preferred stock (equivalent to $25 per depositary share), of the Company. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A preferred stock represented by such depositary share, to all the rights and preferences of the Series A preferred stock represented thereby (including with respect to dividends, voting, redemption and liquidation rights). We reserve the right to re-open this series of preferred stock and issue additional shares of the Series A preferred stock either through public or private sales at any time and from time to time that may or may not involve additional depositary shares. The additional shares would form a single series with the Series A preferred stock.
Over-Allotment Option
We have granted the underwriters an option to purchase up to an additional 900,000 depositary shares if notice is given within 30 days after the date of this prospectus supplement at the price to public, less underwriting discounts and commissions, solely to cover over-allotments, if any.
Dividends
We will pay dividends on the Series A preferred stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will accrue and be payable from the date of issuance at a rate of 6.875% per annum, payable quarterly, in arrears. Upon payment of any dividends on the Series A preferred stock, holders of depositary shares will receive a proportionate payment.
Dividends on the Series A preferred stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A preferred stock for any subsequent dividend period.
The Company’s ability to pay dividends on the Series A preferred stock depends on the ability of its subsidiaries, including Atlantic Union Bank, to pay dividends to the Company. The ability of the Company and its subsidiaries to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia (the “Virginia Bureau of Financial Institutions”) and the Federal Reserve.
While the Series A preferred stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series A preferred stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside:
•
no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•
a dividend payable solely in junior stock, or

•
any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•
no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•
as a result of a reclassification of junior stock for or into other junior stock; the exchange or conversion of one share of junior stock for or into another share of junior stock; through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock; purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business; purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•
no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), during a dividend period, other than:

•
pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A preferred stock and such parity stock, if any;

•
as a result of a reclassification of parity stock for or into other parity stock;

•
the exchange or conversion of parity stock for or into other parity stock or junior stock;

•
through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock;

•
purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

•
the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;

•
purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business;

•
purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

•
the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

We will not declare or pay or set apart funds for the payment of dividends on any parity stock, if any, unless we have paid or set apart funds for the payment of dividends on the Series A preferred stock.
When dividends are not paid in full upon the shares of Series A preferred stock and parity stock, if any, all dividends declared upon shares of Series A preferred stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A preferred stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

Dividends on the Series A preferred stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines. See “Description of Series A Preferred Stock — Dividends.”
Dividend Payment Dates
Dividends on the Series A preferred stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2020 (each a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.
Redemption
The Series A preferred stock is perpetual and has no maturity date. We may redeem the Series A preferred stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025 at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date. If we redeem the Series A preferred stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Series A preferred stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series A preferred stock.
Any redemption of the Series A preferred stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series A preferred stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A preferred stock are entitled to receive a liquidating distribution of $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock.
Distributions will be made only to the extent of the Company’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A preferred stock and pro rata as to the Series A preferred stock and any other shares of our stock ranking equally as to such distribution, if any.
Voting Rights
None, except as may be required by Virginia law and with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Series A preferred stock and in the case of certain dividend non-payments. See “Description of Series A Preferred Stock — Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares — Voting the Preferred Stock.”
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series A preferred stock are outstanding, we will use our best efforts to (i) make available on our website at https://www.atlanticunionbank.com copies of the annual and quarterly reports that would be required to be filed with the SEC on Forms 10-K and 10-Q, respectively, if we were subject to Section 13 or 15(d) of the Exchange Act (other than any exhibits that would have been required), within the time periods that would apply if we were required to file those reports with the SEC if we were a “non-accelerated filer” within the meaning of the Exchange Act; and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of the Series A preferred stock. In addition, we will use our best efforts to mail (or otherwise provide) our annual and quarterly reports to all holders of the Series A preferred stock, as their names and addresses appear in our record books and without cost to such holders, within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Ranking
Shares of the Series A preferred stock will rank senior to our common stock, and at least equally with each other series of our preferred stock, if any, we have issued or may issue if provided for in the articles of amendment relating to such preferred stock or otherwise (except for any senior series that may be issued with the requisite consent of the holders of the Series A preferred stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company; we refer to such other series of preferred stock as “parity stock.” See “Description of Series A Preferred Stock — Other Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims.
No Maturity
The Series A preferred stock does not have any maturity date, and we are not required to redeem the Series A preferred stock. Accordingly, the Series A preferred stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve to do so.
Preemptive and Conversion
Rights
None.
Listing
Application will be made to list the depositary shares on the NASDAQ Global Select Market under the symbol “AUBAP.” If the application is approved, trading of the depositary shares on the

NASDAQ Global Select Market is expected to commence within the 30-day period following the original issue date of the depositary shares.
Tax Consequences
For a discussion of the material U.S. federal income tax consequences relating to the Series A preferred stock and the depositary shares, see the section entitled “Material United States Federal Income Tax Consequences.”
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and commission and offering expenses payable by us, will be approximately $144.625 million. We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, loan funding, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. See “Use of Proceeds” in this prospectus supplement.
Risk Factors
Please refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our depositary shares.
Depositary Agent, Transfer Agent & Registrar
Computershare Trust Company, N.A will be the depositary, and, collectively with Computershare Inc., will be the transfer agent and registrar for the Series A preferred stock.

RISK FACTORS
An investment in our depositary shares involves a number of risks. This prospectus supplement does not describe all of those risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, including risks related to the COVID-19 pandemic, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before deciding whether an investment in our Series A preferred stock and depositary shares is suitable for you.
You are making an investment decision about both the depositary shares and the Series A preferred stock.
As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Series A preferred stock. The depositary will rely solely on the payments it receives on the Series A preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.
The Series A preferred stock will be an equity security and will be subordinate to our existing and future indebtedness, and our ability to pay dividends on the Series A preferred stock may be limited by regulatory policies and requirements.
The shares of Series A preferred stock will be equity interests in Atlantic Union and will not constitute indebtedness. This means that the depositary shares, which represent fractional interests in the shares of Series A preferred stock, will rank junior to all existing and future indebtedness and other non-equity claims on Atlantic Union with respect to assets available to satisfy claims on Atlantic Union, including claims in the event of our liquidation. As of March 31, 2020, Atlantic Union’s total liabilities, including deposits, securitized debt obligations and other debt, were approximately $15,421,926 and we may incur additional indebtedness in the future. Atlantic Union’s existing and future indebtedness may restrict payment of dividends on the Series A preferred stock.
Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series A preferred stock, (1) dividends will be payable only if declared by our board of directors or a duly authorized committee of our board of directors, (2) dividends will not accumulate if they are not declared and (3) as a Virginia corporation, we may make dividend payments and redemption payments only out of funds legally available under Virginia law. Also, as a bank holding company, our ability to declare and pay dividends and redeem the Series A preferred stock is subject to various regulatory policies and requirements relating to capital actions. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires federal banking agencies to establish stringent risk-based capital guidelines and leverage limits applicable to banks and bank holding companies. The Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”) and the FDIC have promulgated a series of final rules that implement these Dodd-Frank requirements and the Basel Committee on Banking Supervision’s December 2010 regulatory capital reforms, known as Basel III. These rules set forth the criteria for qualifying additional Tier 1 capital instruments consistent with Basel III, including the requirement that any dividends on such instruments only be paid out of the banking organization’s net income, retained earnings and surplus related to other additional Tier 1 capital instruments. In addition, restrictions may be applied to bank holding company dividends under the Federal Reserve’s capital plan rule. Such provisions could adversely affect our ability to pay dividends or may result in additional limitations on our ability to pay dividends or redeem shares of the Series A preferred stock. Further, the Series A preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act. The Series A preferred stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of Series A Preferred Stock — Voting Rights.”

The Series A preferred stock may be junior in rights and preferences to our future preferred stock.
The Series A preferred stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series A preferred stock. In addition, the terms of any of our future preferred stock expressly senior to the Series A preferred stock may restrict dividend payments on the Series A preferred stock, except for dividends payable solely in shares of the Series A preferred stock. If required by the terms of any of our future preferred stock expressly senior to the Series A preferred stock, unless full dividends for all of our outstanding preferred stock senior to the Series A preferred stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series A preferred stock, and no shares of the Series A preferred stock may be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series A preferred stock not being paid when due to you.
Dividends on the Series A preferred stock are discretionary and non-cumulative.
Dividends on the Series A preferred stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A preferred stock for any subsequent dividend period.
Additionally, when dividends are not paid in full upon the Series A preferred stock and parity stock, if any, all dividends declared upon the Series A preferred stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A preferred stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series A preferred stock.
A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the Series A preferred stock and the depositary shares, could cause the liquidity or trading price of the depositary shares to decline significantly.
Real or anticipated changes in the credit ratings assigned to the Series A preferred stock, the depositary shares or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing credit rating agency in its sole discretion. Further, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Series A preferred stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series A preferred stock and the depositary shares, based on their overall view of our industry and their view of the general outlook for the economy. Additionally, we may choose not to engage a credit rating agency and in the future may choose not to renew the services of any credit rating agency, in which case such credit rating agency may choose to withdraw any prior rating. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series A preferred stock, the depositary shares, us or our other securities, or any perceived decrease in our creditworthiness would likely increase our cost of financing, limit our access to the capital markets and could cause the trading price of the depositary shares to decline significantly.
The Series A preferred stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.
Subject to the approval of the Federal Reserve, at our option, we may redeem the Series A preferred stock at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event,”

such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series A preferred stock qualifies as a Tier 1 capital instrument. We may also redeem the Series A preferred stock at our option, either in whole or in part, on any dividend payment date on or after September 1, 2025, subject to the approval of the Federal Reserve. If we redeem the Series A preferred stock and the depositary redeems the depositary shares in respect thereof, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of Series A Preferred Stock — Redemption” for more information on redemption of the Series A preferred stock.
Investors should not expect us to redeem the Series A preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series A preferred stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series A preferred stock or the holders of the depositary shares offered by this prospectus supplement. The Series A preferred stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after September 1, 2025. The Series A preferred stock may also be redeemed by us at our option at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event” as described herein. Any decision we may make at any time to propose a redemption of the Series A preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.
Our right to redeem the Series A preferred stock is subject to limitations. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A preferred stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series A preferred stock that we may propose.
Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends.
We are a separate and distinct legal entity from our subsidiaries. We anticipate that dividends to us from our direct and indirect subsidiaries, including our bank subsidiaries, will represent a major source of funds for us to pay dividends on our Series A preferred stock, make payments on corporate debt securities and meet other obligations. There are various federal law limitations on the extent to which our bank subsidiaries can finance or otherwise supply funds to us through dividends and loans. These limitations include minimum regulatory capital requirements, federal banking law requirements concerning the payment of dividends out of net profits or surplus, Sections 23A and 23B of the Federal Reserve Act and Regulation W governing transactions between an insured depository institution and its affiliates, as well as general federal regulatory oversight to prevent unsafe or unsound practices. If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, our liquidity may be affected and we may not be able to make dividend payments to our holders of the Series A preferred stock, to make payments on outstanding corporate debt securities or meet other obligations, each and any of which could have a material adverse impact on our results of operations, financial position or perception of financial health.
Holders of the Series A preferred stock and the depositary shares will have limited voting rights.
Holders of the Series A preferred stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series A preferred stock will have voting rights only as may be required by Virginia law and with respect to authorizing or increasing the amount of any equity security ranking senior to the Series A preferred stock, certain changes in terms of the Series A preferred stock, certain dividend non-payments and as otherwise required by applicable law. See “Description of Series A Preferred Stock — Voting Rights.” Holders of depositary shares must act through the depository to exercise any voting rights of the Series A preferred stock.
Offerings of debt, which are senior to our Series A preferred stock upon liquidation, may adversely affect the market price of our depositary shares.
We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Series A preferred stock and depositary shares.
We cannot assure you that a liquid trading market for the depositary shares will develop, and you may find it difficult to sell your depositary shares.
Application will be made to list the depositary shares on the Nasdaq under the symbol “AUBAP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the Nasdaq to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.
Future trading prices of the depositary shares will depend on many factors, including:
•
whether we declare or fail to declare dividends on the Series A preferred stock from time to time;

•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the ratings given to our securities by credit-rating agencies, including the ratings given to the Series A preferred stock or depositary shares;

•
prevailing interest rates;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.
Holders of depositary shares may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”
Distributions paid to corporate U.S. holders (as defined below in the “Material United States Federal Income Tax Consequences” section) of depositary shares out of distributions on the Series A preferred stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A preferred stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series A preferred stock with respect to any fiscal year fail to be treated as dividends for U.S. federal income tax purposes, corporate U.S. holders would be unable to use the dividends-received deduction and non-corporate U.S. holders may not be eligible for the preferential tax rates applicable to “qualified dividend income” and would generally be required to reduce their tax basis in the Series A preferred stock by the extent to which the distribution is not treated as a dividend. See the “Material United States Federal Income Tax Consequences” section for additional information.
Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our depositary shares.
We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Series A preferred stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. Though the requisite approval of holders of depositary shares representing interests in the Series A preferred stock will be needed to issue any equity security ranking above the Series A preferred stock, if we issue preferred stock in the future that has preference over our Series A preferred stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series A preferred stock or depositary shares, the rights of holders of the depositary shares or the market price of our depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of this offering or other offerings, as well as other sales of a large block of depositary shares, Series A preferred stock or similar securities in the market thereafter, or the perception that such sales could occur.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discount and commission and offering expenses payable by us, will be approximately $144.625 million. We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, loan funding, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF SERIES A PREFERRED STOCK
The following is a description of the particular terms of the Series A preferred stock offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of preferred stock set forth in the accompanying prospectus under “Description of Preferred Stock.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by the Articles of Amendment relating to the Series A preferred stock (the “Articles of Amendment”), and where this description is inconsistent with the description of the Series A preferred stock contained in the accompanying prospectus or the description of the Series A preferred stock in the Articles of Amendment, the Articles of Amendment will control.
General
The Series A preferred stock is a single series of our authorized preferred stock. We are offering 6,000,000 depositary shares (6,900,000 depositary shares if the underwriters exercise their over-allotment option in full), representing 15,000 shares of the Series A preferred stock (17,250 shares of the Series A preferred stock if the underwriters exercise their over-allotment option in full) in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of the Series A preferred stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Series A preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the Series A preferred stock through the depositary, as described in the section entitled “Description of Depositary Shares.”
Shares of the Series A preferred stock will rank senior to our common stock and at least equally with each other series of preferred stock we have or may issue if provided for in the articles of amendment relating to such preferred stock or otherwise (except for any senior stock that may be issued with the requisite consent of the holders of the Series A preferred stock and all other parity stock, if any), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company. See “— Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Series A preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.
The Series A preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series A preferred stock has no stated maturity and will not be subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A preferred stock.
We reserve the right to re-open this series and issue additional shares of the Series A preferred stock either through public or private sales at any time and from time to time that may or may not involve additional depositary shares. The additional shares would form a single series with the Series A preferred stock offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of holders of the Series A preferred stock or the depositary shares, issue additional shares of preferred stock that rank equally with or junior to the Series A preferred stock.
Dividends
General
Dividends on the Series A preferred stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A preferred stock for any subsequent dividend period. A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A preferred stock.
Holders of Series A preferred stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Virginia law, non-cumulative cash dividends based on the liquidation preference of the Series A preferred stock at a rate equal to 6.875% per annum for each quarterly dividend period from the original issue date of the depositary shares through the redemption date of the Series A preferred stock, if any. In the event that we issue additional shares of Series A preferred stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.
If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series A preferred stock quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2020 (each such date, a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York, are closed.
Dividends will be payable to holders of record of Series A preferred stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors. The corresponding record dates for the depositary shares will be the same as the record dates for the Series A preferred stock.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A preferred stock. Dividends payable on the Series A preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A preferred stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A preferred stock called for redemption.
Additional Information
The Company’s ability to pay dividends on the Series A preferred stock depends on the ability its subsidiaries, including Atlantic Union Bank, to pay dividends to the Company. The ability of the Company and its subsidiaries to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Virginia Bureau of Financial Institutions and the Federal Reserve.
So long as any share of Series A preferred stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A preferred stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series A preferred stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment.
We will not declare or pay or set apart funds for the payment of dividends on any parity stock, unless we have paid or set apart funds for the payment of dividends on the Series A preferred stock. When dividends are not paid in full upon the shares of Series A preferred stock and parity stock, if any, all dividends declared upon shares of Series A preferred stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A preferred stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.
As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of the Company hereafter authorized over which the Series A preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, our common stock is the only series of junior stock outstanding.
As used in this prospectus supplement, “parity stock” means any other class or series of stock of the Company that ranks on a parity with the Series A preferred stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, there are no series of parity stock outstanding. See “— Other Preferred Stock” below.
As used in this prospectus supplement, “senior stock” means any other class or series of stock of the Company ranking senior to the Series A preferred stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, there are no series of senior stock outstanding. See “— Other Preferred Stock” below.
Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A preferred stock from time to time out of any assets legally available for such payment, and the holders of Series A preferred stock shall not be entitled to participate in any such dividend.

Dividends on the Series A preferred stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
Redemption
Optional Redemption
The Series A preferred stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series A preferred stock at our option, in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date. Neither the holders of Series A preferred stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series A preferred stock.
Redemption Following a Regulatory Capital Treatment Event
We may redeem the Series A preferred stock in whole but not in part at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A preferred stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series A preferred stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series A preferred stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation value of the shares of Series A preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Series A preferred stock is outstanding. Redemption of the Series A preferred stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Series A preferred stock.
Redemption Procedures
If shares of the Series A preferred stock are to be redeemed, the notice of redemption shall be sent to the holders of record of the Series A preferred stock to be redeemed not less than 15 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A preferred stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series A preferred stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series A preferred stock to be redeemed from the holder;

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the redemption price; and

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the place or places where the certificates evidencing shares of Series A preferred stock are to be surrendered for payment of the redemption price.

On and after the redemption date, dividends will cease to accrue on shares of Series A preferred stock, and such shares of Series A preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including the rights described under “— Voting Rights” below, except the right to receive the redemption price plus any declared and unpaid dividends on the shares of Series A preferred stock called for redemption up to the redemption date. See “Description of Depositary Shares” for information about redemption of the depositary shares relating to the Series A preferred stock.
In case of any redemption of only part of the shares of the Series A preferred stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A preferred stock shall be redeemed from time to time.
Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A preferred stock is subject to prior approval by the Federal Reserve. See “Risk Factors — Investors should not expect us to redeem the Series A preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.” Any redemption of the Series A preferred stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series A preferred stock.
Neither the holders of the Series A preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A preferred stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A preferred stock are entitled to receive a liquidating distribution of $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A preferred stock. Holders of the Series A preferred stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A preferred stock and all holders of parity stock, if any, as to such distribution with the Series A preferred stock, the amounts paid to the holders of Series A preferred stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series A preferred stock and parity stock, if any, the holders of our junior stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Series A preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.
For purposes of this section, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series A preferred stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series A preferred stock, to participate in the assets of any of our subsidiaries, including Atlantic Union Bank, upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights
Except as provided below, the holders of the Series A preferred stock will have no voting rights.
Right to Elect Two Directors upon Nonpayment
If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Series A preferred stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the board of directors shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series A preferred stock entitled thereto shall have been paid in full, the holders of shares of Series A preferred stock shall have the right, voting as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any, to elect such two additional members of our board of directors to hold office for a term of one year; provided that our board of directors shall at no time include more than two additional directors elected by holders of shares of Series A preferred stock and any other equally ranked series of preferred stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series A preferred stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series A preferred stock terminate for any reason, including under circumstances described above under “— Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any additional directors elected by the holders of Series A preferred stock and any other equally ranked series of preferred stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of preferred stock have similarly terminated.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company or systemically significant nonbank financial company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company or systemically significant nonbank financial company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.
Other Voting Rights
So long as any shares of Series A preferred stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A preferred stock, voting separately as a class, shall be required to:
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authorize or increase the authorized amount of, or issue shares of, any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend the provisions of our Amended and Restated Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series A preferred stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A preferred stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series A preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series A preferred stock; or
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consummate a binding share-exchange or reclassification involving the Series A preferred stock, or a merger or consolidation with or into another entity unless (i) the shares of the Series A preferred stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series A preferred stock or new preferred securities have terms that are not materially less favorable than the Series A preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A preferred stock shall have been redeemed.
Voting Rights under Virginia Law
Except as expressly set forth in the Articles of Amendment, the Virginia Stock Corporation Act (the “VSCA”) does not provide any additional voting rights to the holders of the Series A preferred stock. Therefore, under the VSCA, the holders of the Series A preferred stock will only have those voting rights set forth above under “— Voting Rights.”
Other Preferred Stock
Our Amended and Restated Articles of Incorporation authorize our board of directors to create and provide for the issuance of one or more series of preferred stock, par value $10.00 per share, without the approval of our stockholders. Our board of directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 500,000 shares of our capital stock are classified as preferred stock under our Amended and Restated Articles of Incorporation. As of the date of this prospectus supplement, we have no shares of preferred stock issued and outstanding.
Depositary Agent, Transfer Agent and Registrar
Computershare Trust Company, N.A will be the depositary, and, collectively with Computershare Inc., will be the transfer agent and registrar for the Series A preferred stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series A preferred stock are outstanding, we will use our best efforts to (i) make available on our website at https://www.atlanticunionbank.com copies of the annual and quarterly reports that would be required to be filed with the SEC on Forms 10-K and 10-Q, respectively, if we were subject to Section 13 or 15(d) of the Exchange Act (other than any exhibits that would have been required), within the time periods that would apply if we were required to file those reports with the SEC if we were a “non-accelerated filer” within the meaning of the Exchange Act; and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of the Series A preferred stock. In addition, we will use our best efforts to mail (or otherwise provide) our annual and quarterly reports to all holders of the Series A preferred stock, as their names and addresses appear in our record books and without cost to such holders, within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Preemptive and Conversion Rights
The holders of the Series A preferred stock do not have any preemptive or conversion rights.

DESCRIPTION OF DEPOSITARY SHARES
The following description summarizes specific terms and provisions of the depositary shares relating to the Series A preferred stock.
General
We are issuing depositary shares representing proportional fractional interests in shares of the Series A preferred stock. Each depositary share represents a 1/400th interest in a share of the Series A preferred stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series A preferred stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depositary, Computershare Inc. and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A preferred stock represented by such depositary share, to all the rights and preferences of the Series A preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”
Immediately following the issuance of the Series A preferred stock, we will deposit the Series A preferred stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information.”
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/400th of the dividend declared and payable on the related share of the Series A preferred stock.
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A preferred stock to the record holders of depositary shares relating to the underlying Series A preferred stock in proportion to the number of depositary shares held by the holders. If the Company makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A preferred stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series A preferred stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series A preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A preferred stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/400th of the redemption price per share payable with respect to the Series A preferred stock (or $25 per depositary share), plus any declared and unpaid dividends.

Whenever we redeem shares of Series A preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A preferred stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will send notice of redemption to record holders of the depositary receipts not less than 15 and not more than 60 days prior to the date fixed for redemption of the Series A preferred stock and the related depositary shares (provided that, if the depositary shares representing the Series A preferred stock are held in book-entry form through DTC, the depositary may give such notice in any manner permitted by DTC).
Voting the Preferred Stock
Because each depositary share represents a 1/400th interest in a share of the Series A preferred stock, holders of depositary receipts will be entitled to 1/400th of a vote per depositary share under those limited circumstances in which holders of the Series A preferred stock are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of the Series A preferred stock are entitled to vote, the depositary will send the information contained in the notice to the record holders of the depositary shares relating to the Series A preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A preferred stock, may instruct the depositary to vote the amount of the Series A preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A preferred stock, it will not vote the amount of the Series A preferred stock represented by such depositary shares.
Depositary Agent, Transfer Agent and Registrar
Computershare Trust Company, N.A will be the depositary and, collectively with Computershare Inc., will be the transfer agent and registrar for the depositary shares. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.
Form of Series A Preferred Stock and Depositary Shares
The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement.” The Series A preferred stock will be issued in registered form to the depositary.
Listing of Depositary Shares
Application will be made to list the depositary shares on the NASDAQ Global Select Market under the symbol “AUBAP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NASDAQ Global Select Market to begin within the 30-day period following the original issue date and we will use our reasonable best efforts to maintain such listing so long as any shares of the Series A preferred stock remain outstanding. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.
Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.
DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).
Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the Deposit Agreement. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.
Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.
We will have the right to replace the global depositary receipt with depositary receipts in certificated form. If we exercise such right, we will register the depositary receipts in certificated form in the names of the beneficial owners and distribute such depositary receipts in certificated form to such beneficial owners. Subject to the limitations described below, the holders of the depositary receipts in certificated form will have the right to withdraw the underlying shares of the Series A preferred stock from the depositary arrangement upon surrender of such depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the Deposit Agreement. Subject to the Deposit Agreement, the holders of such depositary receipts will receive the appropriate number of shares of the Series A preferred stock and any money or property represented by the depositary shares. You may also request to replace your book-entry depositary receipts with depositary receipts in certificated form registered in your name as beneficial owner.
Only whole shares of the Series A preferred stock may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series A preferred stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series A preferred stock will not be entitled to redeposit those shares or to receive depositary shares.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the depositary shares, as of the date hereof. This summary deals only with depositary shares purchased in this offering for cash equal to the issue price of such shares and held as a capital asset (generally, property held for investment). The discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to change, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Additionally, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies; persons holding depositary shares as part of a hedging, integrated, or conversion transaction or a straddle, persons deemed to sell depositary shares under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code; U.S. holders of depositary shares whose “functional currency” is not the U.S. dollar; entities that are treated partnerships for tax purposes, S corporations or other pass-through entities and investors in such entities; controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or alternative minimum tax consequences, if any). Finally, this summary does not address U.S. federal tax consequences other than income taxes (such as estate and gift tax consequences) or any state, local or foreign tax consequences.
If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of the depositary shares that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of the depositary shares.
If you are considering the purchase of depositary shares, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction and any non-income tax laws (such as estate or gift tax).
Treatment of Depositary Shares
Beneficial owners of depositary shares will be treated as owners of the underlying Series A preferred stock for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series A preferred stock. This discussion assumes that only cash distributions will be made on the Series A preferred stock. You should consult your own tax advisors regarding the tax consequences of non-cash distributions made on the Series A preferred stock.
Consequences to U.S. Holders
The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of depositary shares. “U.S. holder” means a beneficial owner of depositary shares for U.S. federal income tax purposes that is
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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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trust, if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions
A distribution in respect of Series A preferred stock generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s tax basis in the depositary shares to the extent of the U.S. holder’s tax basis in such depositary shares. Any remaining excess will be treated as capital gain. Subject to certain holding period requirements and exceptions, dividends received by individual U.S. holders generally will qualify for taxation at special rates as “qualified dividends.” Dividends received by a corporate U.S. holder, except as described immediately below, generally will be eligible for the 50% dividends-received deduction.
A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective corporate investors should consider the effect of:
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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

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Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Series A preferred stock becomes ex-dividend with respect to such dividend); and

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Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.
A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend with respect to the Series A preferred stock that:
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equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

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exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all shareholders or in partial liquidation of the corporation, regardless of the shareholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares
A U.S. holder will generally recognize capital gain or loss on a sale, exchange, or other taxable disposition of the depositary shares. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s tax basis in the depositary shares. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the depositary shares. Gain or loss recognized by a U.S. holder on a sale or exchange of the depositary shares will be long-term capital gain or loss if the holder held the depositary shares for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.
If we redeem the Series A preferred stock underlying the depositary shares (in which case the depositary shares would be redeemed as described above in “Description of Depositary Shares — Redemption of Depositary Shares”), it generally would be a taxable event. A U.S. holder would be treated as if it had sold its depositary shares if the redemption:
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results in a complete termination of the U.S. holder’s stock interest in us;

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is substantially disproportionate with respect to the U.S. holder; or

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is not essentially equivalent to a dividend with respect to the U.S. holder.

In determining whether any of these tests has been met, shares of stock deemed to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Series A preferred stock represented by depositary shares held by the U.S. holder, must be taken into account.
If we redeem the Series A preferred stock in a redemption that meets one of the tests described above, the U.S. holders generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) paid in redemption less the U.S. holder’s tax basis in the depositary shares represented by the redeemed Series A preferred stock. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.
If the redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property paid as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the depositary shares and thereafter would be treated as capital gain. If the redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining depositary shares.
Medicare Tax
A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the depositary shares.
Backup Withholding and Information Reporting
When required, we or our paying agent will report to the holders of the depositary shares and to the IRS amounts paid on or with respect to the depositary shares during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on the depositary shares and proceeds from the sale of the depositary shares at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.
Consequences to Non-U.S. Holders
The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of depositary shares. The term “non-U.S. holder” means a beneficial owner of shares of depositary shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.
Distributions
Any dividends paid in respect of Series A preferred stock represented by depositary shares (including any redemption that is taxed as a dividend under the rules described above under “— Consequences to U.S. Holders — Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares”) held by a non-U.S. holder will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.
A non-U.S. holder of depositary shares who wishes to claim the benefit of a treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in the depositary shares, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its depositary shares will be treated as gain from the sale of depositary shares as described under “— Sale, Exchange, Redemption or Other Taxable Dispositions of the Depositary Shares” below.
Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “— Consequences to U.S. Holders — Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares”) or other taxable disposition of depositary shares will not be subject to U.S. federal income tax with respect to such gain unless:
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that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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the depositary shares constitute U.S. real property interests by reason of our status as a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. holder must properly submit the appropriate IRS Form W-8 (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses.
With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the depositary shares will be treated as a U.S. real property interest only if the non-U.S. holder actually or constructively holds more than 5% of the depositary shares at any time during the holding period described above, or if the depositary shares cease to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.
Backup Withholding and Information Reporting
Generally, we must report to the IRS and to non-U.S. holders the amount of dividends treated as paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make in respect of Series A preferred stock attributable to depositary shares held by the holder if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder or otherwise establishes an exemption. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition of depositary shares within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.
Foreign Account Tax Compliance Act (“FATCA”)
Under FATCA, a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, recently proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.
Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the depositary shares by “employee benefit plans” (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) to which Title I of ERISA applies; by plans, individual retirement accounts and other arrangements to which Section 4975 of the Code applies; by plans or arrangements to which the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) apply; and by entities all or a portion of whose underlying assets are considered “plan assets” of such plans, accounts and arrangements under ERISA or any applicable Similar Laws (such entity and each plan, individual retirement account or arrangement described in this paragraph is referred to hereunder as a “Plan”).
Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any Similar Laws, as applicable, in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any Similar Laws, as applicable, and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“ERISA Plans”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws (such Plans referred to herein as “Similar Law Plans”).
Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the depositary shares were acquired by an ERISA Plan with respect to which we or any of our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), a sale prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption. Prohibited transaction class exemptions, or PTCEs, issued by the United States Department of Labor (the “DOL”), as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the depositary shares.
Because of the possibility that direct or indirect prohibited transactions under Section 406 of ERISA or Section 4975 of the Code or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless the purchase, holding and disposition of depositary shares by the Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented in its fiduciary and/or its corporate capacity, as applicable, by its purchase and holding of the depositary shares that either:
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it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

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the purchase, holding and disposition of the depositary shares or interest in the depositary shares by, or on behalf of, the Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the depositary shares on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and/or its fiduciary capacity, as applicable, by its purchase and holding of the depositary shares that (a) neither we, the depositary nor the underwriters nor any of their affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA or under any final or proposed regulations thereunder or any guidance issued thereunder by the DOL, or with respect to a governmental, church, or foreign plan, under any Similar Laws) with respect to the acquisition, holding or disposition of the depositary shares, or as a result of any exercise by the Seller of any rights in connection with the depositary shares, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the depositary shares and the transactions contemplated with respect to the depositary shares and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the depositary shares is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such depositary shares and not a fiduciary to the purchaser or of the Plan.
Due to the complexity of these rules and the penalties and liabilities imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of depositary shares on behalf of or with the assets of any Plan consult with counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the depositary shares by the Plan, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition, holding and disposition of the depositary shares by the Plan are entitled to full exemptive relief thereunder.
Nothing herein shall be construed as, and the sale of the depositary shares to a Plan is in no respect, a representation by us or the underwriters that any investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. LLC, BofA Securities, Inc., Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Piper Sandler & Co. are acting as representatives, and the underwriters have severally agreed to purchase the respective number of depositary shares set forth opposite their names below:
Underwriters	Number of Depositary Shares
Morgan Stanley & Co. LLC	900,000
BofA Securities, Inc.	900,000
Keefe, Bruyette & Woods, Inc.	900,000
Raymond James & Associates, Inc.	900,000
RBC Capital Markets, LLC	900,000
UBS Securities LLC	900,000
Piper Sandler & Co.	600,000
Total	6,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $0.50 per depositary share. Any underwriter may allow, and such dealers may reallow, a discount not in excess of $0.45 per depositary share, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of depositary shares made outside of the United States may be made by affiliates of the underwriters.
We have granted to the underwriters an option to purchase up to an additional 900,000 depositary shares if notice is given within 30 days after the date of this prospectus supplement at the price to public, less underwriting discounts and commissions, that appears on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover any over-allotments, if any. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the table above bears to the total number of depositary shares listed next to the names of all underwriters in the table above.
The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discount and commission to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	No Exercise	Full Exercise
Per depositary share	$0.7875	$0.7875
Total	$4,725,000	$5,433,750

We estimate that our total expenses for this offering, excluding underwriting discount and commission, will be approximately $650,000.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
Application will be made to list the depositary shares on the NASDAQ Global Select Market under the symbol “AUBAP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NASDAQ Global Select Market to begin within the 30-day period after the original issue date and we will use our reasonable best efforts to maintain such listing. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.
We have agreed that, for the period ending 30 days after the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, BofA Securities, Inc., Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Piper Sandler & Co., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any preferred stock of the Company or depositary shares representing interests therein or any securities convertible into or exercisable or exchangeable for preferred stock of the Company or depositary shares representing interests therein, including the Series A preferred stock and depositary shares representing interests therein, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any preferred stock of the Company or depositary shares representing interests therein, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of preferred stock of the Company or such other securities, in cash or otherwise.
In connection with this offering, the underwriters may engage in short sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve syndicate sales of depositary shares in excess of the number of depositary shares to be purchased by the underwriters in the offering, which create a syndicate short position. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of depositary shares in the open market while the offering is in progress. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount and commission received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may have the effect of preventing or retarding a decline on the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriters engage in any of these transactions, they may discontinue any of them at any time without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares.
The underwriters and their respective affiliates are full service financial institutions. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they have received and may receive customary fees and expenses. Ronald L. Tillett, the Chairman of our Board of Directors, is an employee of Raymond James & Associates, Inc., an underwriter in this offering.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
It is expected that delivery of the depositary shares will be made upon the instructions of the joint book-running managers against payment on or about the date specified on the cover of this prospectus supplement, which is the fifth business day following the date of pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required by virtue of the fact that the depositary shares initially will settle in five business days to specify alternative settlement arrangements to prevent a failed settlement.
Selling Restrictions
Canada
The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area and the United Kingdom — Prohibition of Sales to Retail Investors
The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, which we refer to as “MiFID II;” or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU, as amended or superseded, which we refer to as the “Prospectus Regulation.” Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, which we refer to as the “PRIIPs Regulation,” for offering or selling the depositary shares or otherwise making them available to retail investors in the European Economic Area or the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the European Economic Area or the United Kingdom may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in any Member State of the European Economic Area or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we refer to as the “FSMA”), in connection with the issue or sale of the depositary shares, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21 of the FSMA does not apply to us.
Anything done in relation to the depositary shares in, from or otherwise involving the United Kingdom, has been, and may only be, done in compliance with all applicable provisions of the FSMA.
In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the “Financial Promotion Order,” (ii) who are high net worth companies (or other persons to whom it may be lawfully communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, the depositary shares, or any investment or investment activity to which this prospectus supplement relates, are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the depositary shares will be engaged in only with, relevant persons.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Troutman Sanders LLP, Richmond, Virginia. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to our unaudited condensed consolidated interim financial information for the three-month period ended March 31, 2020, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2020, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

Prospectus
ATLANTIC UNION BANKSHARES CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer and sell from time to time, in one or more offerings, common stock, preferred stock, depositary shares representing interests in shares of preferred stock, debt securities (which may be senior or subordinated debt securities), warrants, purchase contracts or units in amounts, at prices and on other terms to be determined at the time of the offering. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby. The securities offered by this prospectus may be convertible into or exercisable or exchangeable for other of our securities.
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and the documents incorporated therein by reference carefully before you invest.
We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth their names and any applicable fees, commissions or discounts.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “AUB.”

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, as well as the risks and uncertainties described under similar headings in any applicable prospectus supplement or related free writing prospectus and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is June 2, 2020.

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Atlantic Union” and the “company” to refer to Atlantic Union Bankshares Corporation. We sometimes refer to Atlantic Union Bank as our “community bank” or “bank subsidiary.” References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and the documents incorporated therein by reference carefully before you invest. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”
We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
A prospectus supplement will contain the names of the agents, underwriters or dealers, if any, together with the terms of the offering, any initial public offering price, the price paid to us for the securities, the manner of distribution, the compensation of any agents, underwriters or dealers and the net proceeds to be received by Atlantic Union. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference in the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov. Our SEC filings are also available at no cost on our website at http://investors. atlanticunionbank.com, as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 000-20293.

DOCUMENTS INCORPORATED BY REFERENCE
We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.
The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K, unless otherwise indicated in the Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 (“Annual Report”);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 8, 2020;

•
our Current Reports on Form 8-K filed on January 7, 2020, January 23, 2020, March 20, 2020, April 7, 2020, May 6, 2020, and May 7, 2020; and

•
the description of common stock contained in our registration statement on Form 8-A, as filed with the SEC on July 2, 1999 (incorporated by reference from Atlantic Union’s registration statement on Form S-4 (file no. 333-49563), originally filed with the SEC on April 7, 1998), as updated by Exhibit 4.4 to our Annual Report, including any subsequently filed amendments and reports updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date that all of the securities offered by this prospectus or any prospectus supplement are sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:
Rachael R. Lape
Executive Vice President, General Counsel and Corporate Secretary
Atlantic Union Bankshares Corporation
1051 East Cary Street, Suite 1200
Richmond, Virginia 23219
(804) 633-5031
These incorporated documents may also be available on our website at http://investors. atlanticunionbank.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning. To the extent that any of the information in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in or contemplated by these forward-looking statements due to certain risks, uncertainties and assumptions, many of which are beyond our ability to control or predict. Certain factors that may affect our future results include, but are not limited to:
•
changes in interest rates;

•
general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth, including as a result of the novel strain of coronavirus first identified in December 2019 in Wuhan, China (“COVID-19”);

•
the quality or composition of the loan or investment portfolios and changes therein;

•
demand for loan products and financial services in our market area;

•
our ability to manage our growth or implement our growth strategy;

•
the introduction of new lines of business or new products and services;

•
our ability to recruit and retain key employees;

•
the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets;

•
real estate values in Atlantic Union Bank’s lending area;

•
an insufficient allowance for credit losses;

•
changes in accounting principles relating to current expected credit losses;

•
our liquidity and capital positions;

•
concentrations of loans secured by real estate, particularly commercial real estate;

•
the effectiveness of our credit processes and management of our credit risk;

•
our ability to compete in the market for financial services;

•
technological risks and developments, and cyber threats, attacks, or events;

•
the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the COVID-19 pandemic), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
•
performance by our counterparties or vendors;

•
deposit flows;

•
the availability of financing and the terms thereof;

•
the level of prepayments on loans and mortgage-backed securities;

•
legislative or regulatory changes and requirements, including the impact of the CARES Act and other legislative and regulatory reactions to COVID-19;

•
potential claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to COVID-19, including, among other things, the Coronavirus Aid, Relief, and Economic Security Act;

•
legislative or regulatory changes and requirements;

•
the effects of changes in federal, state or local tax laws and regulations;

•
monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Federal Reserve;

•
changes to applicable accounting principles and guidelines;

•
other factors, many of which are beyond our control; and

•
the risks outlined under the heading “Risk Factors” beginning on page 6 of this prospectus, as well as the risks and uncertainties described under similar headings in any applicable prospectus supplement or related free writing prospectus and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus, any accompanying prospectus supplement, related free writing prospectus or document incorporated by reference herein or therein, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

ATLANTIC UNION BANKSHARES CORPORATION
Atlantic Union Bankshares Corporation is a financial holding company and bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act of 1956. Headquartered in Richmond, Virginia, we are committed to the delivery of financial services through our subsidiary Atlantic Union Bank and non-bank financial services affiliates. Atlantic Union Bank has 149 branches and approximately 170 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour, & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products. Our common stock is traded on the NASDAQ Global Select Market under the symbol “AUB.”
Our principal executive offices are located at 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and our telephone number is (804) 633-5031. Our website can be accessed at http://atlanticunionbank.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus.
For more information about Atlantic Union, see “Where You Can Find More Information” beginning on page 2.

USE OF PROCEEDS
Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include investing in, or extending credit to, our operating subsidiaries; investments at the holding company level; reducing or refinancing existing debt; possible acquisitions; and other purposes as described in any prospectus supplement.
Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

REGULATORY CONSIDERATIONS
We are extensively regulated under both federal and state law. As a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are also registered under the bank holding company laws of Virginia, and accordingly are subject to regulation and supervision by the Virginia State Corporation Commission. Our subsidiary bank, Atlantic Union Bank, is also supervised, regulated and regularly examined by the Federal Reserve and the Virginia State Corporation Commission. The deposit insurance for accounts with Atlantic Union Bank is provided by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund. This regulatory framework is intended primarily for the protection of consumers, depositors and the Deposit Insurance Fund of the FDIC, and not for the protection of security holders. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The authorized capital stock of Atlantic Union consists of (i) 200,000,000 shares of common stock, par value $1.33 per share; and (ii) 500,000 shares of preferred stock, par value $10.00 per share, which may be issued in series with such powers, designations and rights as may be established from time to time by our Board of Directors. As of April 30, 2020, there were 78,709,196 shares of our common stock issued and outstanding held by approximately 6,715 holders of record and no shares of our preferred stock issued and outstanding. As of April 30, 2020, there were options outstanding to purchase 373,365 shares of our common stock and 440,635 shares were subject to unvested restricted stock awards, all granted under our equity compensation plans. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK
The following summary description of the material features of the common stock of Atlantic Union is qualified in its entirety by reference to the applicable provisions of Virginia law and by Atlantic Union’s Articles of Incorporation, as amended and restated (the “Articles”), and Atlantic Union’s Bylaws, as amended and restated (the “Bylaws”).
General
Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “AUB.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.
The transfer agent for our common stock is Computershare, 250 Royall Street, Canton, Massachusetts 02021.
Dividends
Our shareholders are entitled to receive dividends or distributions that our Board of Directors (also referred to as the “Board”) may declare out of funds legally available for those payments. The payment of distributions by Atlantic Union is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of holders of outstanding preferred stock.
As a bank holding company, our ability to pay dividends is affected by the ability of Atlantic Union Bank, our bank subsidiary, to pay dividends to us. The ability of our bank subsidiary, as well as Atlantic Union, to pay dividends in the future is, and could be further, influenced by bank regulatory requirements and capital guidelines.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of Atlantic Union, the holders of shares of our common stock will be entitled to receive, after payment of all debts and liabilities of Atlantic Union and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of Atlantic Union available for distribution in cash or in kind.
Voting Rights
The holders of our common stock are entitled to one vote per share, and in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a majority of the votes cast in uncontested director elections. Atlantic Union maintains a “plurality vote” standard in contested director elections (i.e., where the number of nominees exceeds the number of directors to be elected). The holders of our common stock are not entitled to cumulative voting rights in the election of directors.
Directors and Classes of Directors
Until our 2021 annual meeting of shareholders, our Board of Directors will be divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Notwithstanding the foregoing and without shortening the term of any director previously elected, (i) at our 2021 annual meeting of shareholders, director nominees whose terms expire at that meeting will be elected to hold office until our 2022 annual meeting of shareholders, (ii) at our 2022 annual meeting of shareholders, director nominees whose terms expire at that meeting will be elected to hold office until our 2023 annual meeting of shareholders and (iii) at our 2023 annual meeting of shareholders and each annual meeting of shareholders thereafter, all director nominees will be elected to hold office until our next annual meeting of shareholders and until a successor is elected and qualified or until the director’s prior death, resignation or removal. Currently, our Board of Directors consists of 17 directors. Under the Articles, directors may be removed only for cause upon the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.
No Preemptive Rights; Redemption and Assessment
Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.
Securities Are Not Insured by the FDIC
Investments in our common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.
Certain Anti-Takeover Provisions of Our Articles and Bylaws and Virginia Law
General.   Our Articles and Bylaws and the Virginia Stock Corporation Act (the “Virginia SCA”) contain certain provisions designed to enhance the ability of our Board of Directors to deal with attempts to acquire control of the company. These provisions, and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.
The following briefly summarizes protective provisions that are contained in our Articles and Bylaws and provided by the Virginia SCA. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to our Articles and Bylaws and the statutory provisions contained in the Virginia SCA.
Supermajority Provision.   The Virginia SCA provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of the votes entitled to be cast on the matter. Certain corporate actions requiring a more than two-thirds vote include:
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adoption of plans of merger or share exchange;

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sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and

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adoption of plans of dissolution.

The Virginia SCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
Our Articles state that the actions set out above must be approved by a majority of all votes entitled to be cast on the transaction by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction must be approved by the vote of 80% or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

The provisions of our Articles and the Virginia SCA could tend to make the acquisition of Atlantic Union more difficult to accomplish without the cooperation or favorable recommendation of our Board of Directors.
Staggered Board Terms.   Our Articles provide that, until our 2021 annual meeting of shareholders, our Board of Directors will be divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Notwithstanding the foregoing and without shortening the term of any director previously elected, (i) at our 2021 annual meeting of shareholders, director nominees whose terms expire at that meeting will be elected to hold office until our 2022 annual meeting of shareholders, (ii) at our 2022 annual meeting of shareholders, director nominees whose terms expire at that meeting will be elected to hold office until our 2023 annual meeting of shareholders and (iii) at our 2023 annual meeting of shareholders and each annual meeting of shareholders thereafter, all director nominees will be elected to hold office until our next annual meeting of shareholders and until a successor is elected and qualified or until the director’s prior death, resignation or removal. Currently, our Board of Directors consists of 17 directors. Under the Articles, directors may be removed only for cause upon the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.
State Anti-Takeover Statutes.   Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.
The Affiliated Transaction Statute of the Virginia SCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
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the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

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the affiliated transaction has been approved by a majority of the disinterested directors; or

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subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the Virginia SCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1∕3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
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unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

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among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”
Corporations may provide in their articles of incorporation or bylaws to opt-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute. Atlantic Union has not opted-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute, and Atlantic Union’s Bylaws provide that it may, but is not required to, redeem shares of its common stock which have been the subject of a “control share acquisition” as defined in the Control Share Acquisitions Statute.
Authorized Preferred Stock.   Our Articles authorize the issuance of preferred stock and our Board of Directors may, subject to application of Virginia law and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as our Board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of Atlantic Union by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.
Liability and Indemnification of Officers and Directors.   The Virginia SCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia SCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
Our Articles provide that, to the full extent that the Virginia SCA permits the limitation or elimination of liability of directors or officers, a director or officer of Atlantic Union is not liable to Atlantic Union or its shareholders for monetary damages.
A Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia SCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Virginia SCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
Our Articles provide that, to the full extent permitted by the Virginia SCA, we are required to indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the company or brought by or on behalf of shareholders of the company, by reason of the fact that he or she is or was a director or officer of the company, or (ii) any director or officer who is or was serving at the request of the company as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of criminal law.
Dissenters’ and Appraisal Rights.   The Virginia SCA provides that appraisal or dissenters’ rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as the NASDAQ Global Select Market, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal or dissenters’ rights will be available to holders of common stock of a Virginia corporation in a merger if:
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the articles of incorporation provide for appraisal or dissenters’ rights regardless of an available exception (our Articles do not authorize such special appraisal or dissenters’ rights);

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in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or

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the merger is an “affiliated transaction,” as described under “— State Anti-Takeover Statutes” above, and it has not been approved by a majority of the disinterested directors.

Our common stock is listed on the NASDAQ Global Select Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, holders of our common stock are not entitled to appraisal or dissenters’ rights.
Amendments to our Articles of Incorporation and Bylaws.   The Virginia SCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the Virginia SCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the Virginia SCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
Under the Virginia SCA, unless another process is set forth in the articles of incorporation or bylaws, a majority of the directors (except to the extent authority to amend the bylaws is reserved by the Virginia SCA), or, if a quorum exists at a meeting of shareholders, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.
Our Articles state that an amendment to the articles of incorporation must be approved by a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended by two-thirds of the directors in office, then the amendment must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such amendment by each voting group entitled to vote.
Our Bylaws may be amended, altered, or repealed by our Board of Directors at any time. Our shareholders have the power to rescind, alter, amend, or repeal any bylaws and to enact bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended, or repealed by our Board of Directors.
Increasing the Number of Directors.   Under Virginia law, a board of directors may amend or repeal bylaws unless its company’s articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our Articles do not reserve the power to amend the Bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, and no amendment thereto, expressly prohibits our Board of Directors from amending the Bylaws to increase or decrease the number of directors. Any newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our Board of Directors, our Board may increase the size of the Board and install directors opposed to the hostile takeover attempt.
Inability of Shareholders to Call Special Meetings.   Pursuant to our Bylaws, special meetings of shareholders may be called only by the Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer, the President, our Board of Directors or our Board’s Executive Committee. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the Chief Executive Officer, President, the Chairman or the Vice Chairman of the Board of Directors to call a special meeting.
Advance Notification Requirements.   Our Bylaws require a shareholder who desires to nominate a candidate for election to our Board of Directors or to raise new business at an annual shareholders meeting to provide us advance notice not later than the close of business on the ninetieth day, nor earlier than the close of business on the one-hundred twentieth day, prior to the first anniversary of the commencement of the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the one-hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Atlantic Union. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Our Bylaws further condition the presentation of shareholder nominations for director or proposals for business on compliance with a number of conditions. In addition, a shareholder must also comply with applicable rules of the SEC in order for his or her shareholder proposal to be included in our proxy statement relating to the annual meeting.

DESCRIPTION OF PREFERRED STOCK
Our Board of Directors, without shareholder approval, is authorized under our Articles to issue, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. Our Board of Directors is also authorized to fix the designation, voting, conversion, preference and other relative rights, qualifications and limitations of any series of preferred stock.
As of the date of this prospectus, 500,000 shares of our preferred stock, par value $10.00, are authorized. We have no shares of preferred stock outstanding.
The following summary description of the material features of the preferred stock of Atlantic Union that we may offer from time to time is qualified in its entirety by reference to the applicable provisions of Virginia law, our current Articles and the articles of amendment to our Articles relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.
General
Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.
The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by our Board of Directors will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ, among other things, in:
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designation;

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number of shares that constitute the series;

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dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

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dividend periods, or the method of calculating the dividend periods;

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redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

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voting rights;

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preferences and rights upon liquidation or winding up;

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whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

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for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

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the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:
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junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

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senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends
Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by our Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, our Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.
If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by our Board of Directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, our Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.
We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.
Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Atlantic Union ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):
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declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

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make other distributions;

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redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

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make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange
The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Atlantic Union or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption
The prospectus supplement will indicate whether, and on what terms, the shares of any future series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of Atlantic Union, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of Atlantic Union available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the Articles (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:
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any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

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our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Atlantic Union with or into another corporation nor a merger of another corporation with or into Atlantic Union nor a sale or transfer of all or part of Atlantic Union’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Atlantic Union.
If, upon any liquidation, dissolution or winding up of Atlantic Union, assets of Atlantic Union then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Atlantic Union.
Voting Rights
Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF DEPOSITARY SHARES
Atlantic Union may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of Atlantic Union’s depositary shares.
In connection with the issuance of any depositary shares, Atlantic Union will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of our preferred stock represented by the depositary shares, Atlantic Union will deposit the shares of such preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we may issue senior debt securities under a senior indenture (the “senior indenture”), which we will enter into with a trustee to be named in the senior indenture. Prior to issuing any debt securities under such senior indenture, we will select the trustee for the senior indenture (the “senior indenture trustee”) relating to the issuance of senior debt securities, qualify the senior indenture trustee under the Trust Indenture Act and execute such senior indenture. We also may issue subordinated debt securities in one or more series under the Subordinated Indenture, dated December 5, 2016 (the “subordinated indenture”), between us and U.S. Bank National Association, and the related supplemental indenture for such subordinated debt securities. Each of the senior indenture trustee and U.S. Bank National association is referred to as the “indenture trustee,” unless otherwise specified.
The senior indenture and subordinated indenture are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” and the senior debt securities and the subordinated debt securities are sometimes referred to as the “debt securities.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form of senior indenture and the subordinated indenture are incorporated by reference in the registration statement of which this prospectus is a part.
The following summary of the terms of the indentures is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.
Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Payments
We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.
Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.
Terms Specified in Prospectus Supplement
The debt securities will not be secured by any of our assets. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under the heading “— Subordination Provisions.”
The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.
Neither the indentures nor the debt securities limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. Each prospectus supplement will specify the particular terms of the debt securities being offered, including without limitation the following, as may be applicable:
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classification as senior or subordinated debt securities and the specific designation;

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aggregate principal amount, purchase price and denomination;

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currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

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date of maturity;

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the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

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the interest payment dates, if any;

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the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

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whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

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whether we will issue the debt securities in definitive form and under what terms and conditions;

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the denominations the debt securities will be issued;

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the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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the depository for global certificated securities, if any; and

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any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities
Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the indentures and the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.
If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Description of Global Securities.”
Subordination Provisions
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. Pursuant to the subordinated indenture, “senior indebtedness” with respect to any series of subordinated debt securities:
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has the meaning ascribed to such term in the board resolutions or supplemental indenture establishing such series in accordance with the subordinated debt indenture;

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and includes all of our:

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indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

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deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

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obligations, contingent or otherwise, under letters of credit, bankers acceptances, security purchase facilities and similar transactions;

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capital lease obligations;

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obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

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guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

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any obligations of the Company to its general creditors, as defined and required by the Federal Reserve under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital; in each case, whether outstanding on the date this Subordinated Indenture becomes effective, or created, assumed or incurred after that date.

Senior indebtedness excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities or the subordinated debt securities of any series; or (b) is identified as junior to, or equal in right of payment with, the subordinated debt securities or the subordinated debt securities of any series in any board resolution or in any supplemental indenture. Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

All liabilities of our subsidiary bank and our other subsidiaries, including without limitation our subsidiary bank’s depositors, liabilities to general creditors, and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the subordinated debt securities to the extent of the assets of such subsidiaries.
In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution, or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the subordinated debt securities. Only after payment in full of all amounts owing with respect to senior indebtedness will the holders of the subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the subordinated debt securities. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any senior indebtedness beyond any applicable grace period with respect to such senior indebtedness, or in the event that any event of default with respect to any senior indebtedness shall have occurred and be continuing permitting the holders of such senior indebtedness (or the trustee or agent on behalf of the holders of such subordinated debt securities), to declare such senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest on, the subordinated debt securities.
In the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. With respect to the assets of a subsidiary of ours, our creditors (including holders of the subordinated debt securities) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
The subordinated indentures does not contain any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the subordinated debt securities that may be hereafter incurred by us or our subsidiaries.
Covenants
Under the indentures we covenant to:
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pay the principal of, interest on and premium, if any, for the debt securities when due;

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maintain a place of payment;

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deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any;

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if any series of debt securities provides for the payment of additional amounts, to pay such additional amounts as provided for by the terms of such series of debt securities;

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deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the indentures;

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pay or discharge or cause to be paid or discharged, before any delinquency, (i) all taxes, assessments and governmental charges levied or imposed on us or any of our subsidiary, and (ii) all lawful claims for labor, material and supplies which, if unpaid, might become a lien on our or any of our subsidiary’s property;

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preserve and keep in full force and effect our corporate existence except as otherwise provided in the indentures; and

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take such other actions as may be specified in the applicable supplemental indenture for a series of debt securities.

Events of Default
Under the indentures, an event of default will occur with respect to a series of debt securities: (i) if we fail to pay interest on the debt securities of that series as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the debt securities of that series as and when due; (iii) if we default in the payment of any sinking fund payment for the debt securities of that series when due; (iv) if we fail to deliver the required debt securities or other rights upon an appropriate conversion or exchange election by any holder of convertible debt securities; (v) if we breach any covenant or agreement applicable to the debt securities of that series and such failure continues for 90 days following notice of the same; (vi) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; (vii) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors, or fail generally to pay our debts as they become due; or (viii) if any other event of default applicable to such series of debt securities occurs.
Unless the terms of a particular series of debt securities provide otherwise, if an event of default (other than an event of default specified in clauses (vi) or (vii) above) under the indenture occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the entire principal amount of all debt securities of that series to be due and immediately payable, together with accrued and unpaid interest thereon, if any.
Unless the terms of a particular series of debt securities provide otherwise, if an event of default specified in clauses (vi) or (vii) above occurs, the entire principal amount of all debt securities of that series (or, if any debt securities of that series are original issue discount debt securities, the portion of the principal amount of such debt securities as may be specified by the terms thereof), together with accrued and unpaid interest thereon, if any, will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.
After a declaration of acceleration or any automatic acceleration under clauses (vi) or (vii) above and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount outstanding of a series of debt securities may rescind the accelerated payment requirement if all existing events of default with respect to the debt securities of such series, other than the non-payment of the principal of debt securities of that series which have become due solely by such acceleration declaration, have been cured or waived and certain other conditions are satisfied.
Each indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, or direction of any of the holders of debt securities, unless such holders shall have provided to the trustee indemnity or security acceptable to the trustee against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
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such holder has previously given written notice to the trustee of a continuing default with respect to the debt securities of the applicable series;

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the holders of not less than 25% in principal amount of the debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such default in its own name as trustee under the indenture;

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such holder or holders have provided to the trustee indemnity acceptable to the trustee against the costs, expenses, and liabilities which may be incurred in complying with such request;

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the trustee for 60 days after its receipt of such notice, request, and indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been received by the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding debt securities of such series.

In any event, each indenture provides that no one or more of such holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of a given series.
The indentures contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the indenture and the debt securities in a legal defeasance, or to release ourselves from certain or all of our covenant restrictions under the indenture and the debt securities in a covenant defeasance. We may do so, after we irrevocably deposit with the trustee for the benefit of the holders of the debt securities of the applicable series, sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the debt securities of such series. If we choose the legal defeasance option, the holders of debt securities of such series will not be entitled to the benefits of the indenture except for certain limited rights, including registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and the right to receive payments of the principal of (and premium, if any) and interest on such debt securities when such payments are due.
We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the indenture or the debt securities of the applicable series on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.
Satisfaction and Discharge
We may discharge our obligations under each indenture and each series of debt securities if: (i) all outstanding debt securities of such series have been delivered for cancellation; (ii) all outstanding debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year; or (iii) all outstanding debt securities of such series are scheduled for redemption within one year, and we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding debt securities of such series and any other sums due on the stated maturity date or a redemption date.
Modification and Waiver
Each indenture provides that we and the trustee may modify or amend the indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding debt securities affected thereby; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:
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change the stated maturity of the principal of, or any installment of interest on, any debt security;

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reduce the principal amount or rate of interest of any debt security;

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reduce the percentage in principal amount of the outstanding debt securities of a series, the consent of whose holders is required to modify or amend the indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture;

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impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities of a series; or

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modify the provisions of the indenture with respect to subordination of the debt securities of a series in a manner adverse to the holders of such debt securities.

In addition, the holders of a majority in principal amount of the outstanding debt securities of a given series may, on behalf of all holders of debt securities of such series, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.
Consolidation, Merger or Sale
The indentures provide that we may not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of our assets to another entity unless (i) the successor entity is a corporation, partnership, limited liability company or other entity organized or formed and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every other covenant of the indenture on our part to be performed or observed; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any of our subsidiaries as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and (iii) the successor entity delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
In case of any such consolidation, merger or sale, the successor entity will succeed to, and be substituted for, us, and may exercise every right and power of ours under the indenture with the same effect as if it had been named as us in the applicable indenture. In the event of such succession and substitution, we will be relieved of all obligations and covenants under the indentures and the debt securities.
Governing Law
The governing law for the senior indenture and the senior debt securities will be agreed upon at execution of such senior indenture. The subordinated indenture and the subordinated debt securities are governed by, and construed in accordance with, the laws of the State of New York.
The Trustees
The senior indenture trustee will be selected prior to issuing any senior debt securities under the senior indenture.
U.S. Bank National Association is the subordinated indenture trustee under the subordinated indenture. From time to time, we, and some of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the subordinated indenture trustee in the ordinary course of business. Additionally, U.S. Bank National Association serves as trustee under one or more indentures involving our existing debt securities. Upon the occurrence of an event of default, or an event which, after notice or lapse of time or both, would become an event of default under any subordinated debt securities, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the subordinated indenture trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as subordinated indenture trustee under the subordinate indenture. In that event, we would be required to appoint a successor subordinated indenture trustee.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of common stock or preferred stock, or debt securities. Warrants may be issued independently or together with any shares of common stock or preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from the shares of common or preferred stock or debt securities. The warrants are to be issued under warrant agreements to be entered into between Atlantic Union and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Atlantic Union in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the general terms and provisions of the warrants that we may offer from time to time. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
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the offering price;

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the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

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if applicable, the designation and terms of the common stock or preferred stock or debt securities with which the warrants are issued and the number of warrants issued with each share of common stock or preferred stock or such debt security;

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if applicable, the date on and after which the warrants and the related common stock or preferred stock or debt securities will be separately transferable;

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the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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whether the warrants will be issued in registered or bearer form;

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a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.
If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants
Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, or such principal amount of debt securities, at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Atlantic Union, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of (i) the certificate evidencing such warrants properly completed and duly executed and (ii) payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock or debt securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock or debt securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
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the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any merger, consolidation or sale or conveyance of all or substantially all of the assets of Atlantic Union, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.
No Rights as Shareholders
Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Atlantic Union or any other matter, or to exercise any rights whatsoever as shareholders of Atlantic Union.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both, common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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United States federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS
Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
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the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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any applicable United States federal income tax consequences; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities other than common stock in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, units or preferred stock, represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Atlantic Union, the trustees, the warrant agents, the unit agents or any other agent of Atlantic Union, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

BOOK-ENTRY ISSUANCE
General
The Depository Trust Company (the “DTC”) may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.
DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.
Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.
The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
Notices and Voting
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.
Distribution of Funds
The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.
Successor Depositories and Termination of Book-Entry System
DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION
General
We may sell the securities being offered hereby in one or more of the following ways from time to time:
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through agents to the public or to investors;

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to underwriters for resale to the public or to investors;

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directly to investors; or

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through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:
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the name or names of any agents or underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges or markets on which such securities may be listed.

Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.
Underwriters
If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. In a firm commitment underwriting, the underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement naming any such underwriter.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters, agents or their affiliates. These underwriters, agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
Direct Sales
We may also sell shares directly to one or more purchasers without using underwriters or agents.
Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Trading Markets and Listing of Securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. Any shares of common stock hereunder will be listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
General Information
The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Troutman Sanders LLP (Richmond, Virginia), our legal counsel, and for any underwriters and agents by legal counsel selected by such underwriters or agents.
EXPERTS
Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to our unaudited condensed consolidated interim financial information for the three-month period ended March 31, 2020, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2020, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

Atlantic Union Bankshares Corporation
6,000,000 Depositary Shares Each Representing a 1/400th Interest in a Share of
6.875% Perpetual Non-Cumulative Preferred Stock, Series A

PROSPECTUS SUPPLEMENT
June 2, 2020

Joint Book-Running Managers
Morgan Stanley	BofA Securities	Keefe, Bruyette & Woods A Stifel Company
Raymond James	RBC Capital Markets	UBS Investment Bank	Piper Sandler